EXHIBIT 99.2

Trading Data

Name of Purchaser	Purchase Date	No. of Shares Purchased	Price per Share	Nature of Purchase
eQuine Charter Private Equity Fund VII, LLC	8/13/2019	1,750,000	$0.02	Broker’s Transaction
eQuine Charter Private Equity Fund VII, LLC	8/14/2019	500,000	$0.02	Broker’s Transaction
Equine Charter Private Equity Fund XII	8/12/2019	1,104,995	$0.01	Broker’s Transaction
Equine Charter Private Equity Fund XII	8/13/2019	395,005	$0.02	Broker’s Transaction
Equine Charter Private Equity Fund XI	8/13/2019	1,000,000	$0.01	Broker’s Transaction
Equine Charter Private Equity Fund XI	8/14/2019	750,000	$0.02	Broker’s Transaction
Cargill - Atwood Family Private Equity Fund, LLC	8/12/2019	4,522,812	$0.004	Broker’s Transaction
Cargill - Atwood Family Private Equity Fund, LLC	8/13/2019	77,188	$0.02	Broker’s Transaction
Equine Charter Private Equity Fund XX	8/13/2019	2,500,000	$0.02	Broker’s Transaction
Equine Charter Private Equity Fund XX	8/14/2019	250,000	$0.02	Broker’s Transaction
Goddard Investment Company PE Fund XIX	8/12/2019	50,000	$0.01	Broker’s Transaction
EQuine Private Equity Fund LXXVII (77) LLC	8/12/2019	250,000	$0.01	Broker’s Transaction
EQuine Holdings Charter Private Equity Fund XIII 13	8/13/2019	4,000,000	$0.02	Broker’s Transaction
EQuine Holdings Charter Private Equity Fund XIII 13	8/14/2019	1,250,000	$0.01	Broker’s Transaction
eQuine Charter Private Equity Fund XV, LLC	8/12/2019	1,000,000	$0.01	Broker’s Transaction
eQuine Charter Private Equity Fund XV, LLC	8/13/2019	250,000	$0.02	Broker’s Transaction
eQuine Charter Private Equity Fund DCCCLXXXVIII, LLC	8/12/2019	625,992	$0.01	Broker’s Transaction
eQuine Charter Private Equity Fund DCCCLXXXVIII, LLC	8/13/2019	774,008	$0.02	Broker’s Transaction
Brent Atwood on behalf of a family trust	8/13/2019	170,000	$0.004	Broker’s Transaction
eQuine Private Equity Fund 755460, LLC	8/12/2019	2,900,469	$0.01	Broker’s Transaction
eQuine Private Equity Fund 755460, LLC	8/13/2019	1,099,531	$0.02	Broker’s Transaction